UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2005 (February 8, 2005)

CAPITAL GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (state or other juris- diction of incorporation)	0-13078 (Commission File Number)	13-3180530 (I.R.S. Employer (Identification No.)

76 Beaver Street, New York, NY (Address of principal executive offices)	10005 (Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 8 and 10, 2005, we closed a private placement of 27,200,004 shares of our Common Stock and warrants to 20 investors to purchase an aggregate of up to 27,200,004 shares of our Common Stock. The aggregate offering price was approximately $6,800,000. IBK Capital Corp. acted as Placement Agent. We paid a 9% cash fee to the placement agent and issued to the placement agent warrants to purchase up to 2,702,000 shares of our Common Stock.

The Warrant issued to each purchaser is exercisable for one share of our Common Stock, at an exercise price equal to $0.30 per share.  Each Warrant has a term of two years and is fully exercisable from the date of issuance.

We have agreed to file with the Securities and Exchange Commission a registration statement covering resales of the foregoing shares and shares issuable upon the exercise of the foregoing Warrants.

The foregoing securities were issued pursuant to exemptions from registration provided by Regulation S and Rule 506 of the Securities Act of 1933.

In addition to the foregoing, during the period from November 1, 2004 through the date hereof, we issued the following shares of our Common Stock pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933: We sold an aggregate of 2,215,262 shares (including shares issued upon exercise of options) for an aggregate of approximately $274,700 to 25 persons.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description
4.1	Form of Warrant
99.1	Press Release dated February 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

February 10, 2005	By:	s/Jeffrey W. Pritchard
Jeffrey W. Pritchard, Vice President